Exhibit 10.3

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.
CHANGE ORDER FORM

DOE Regulation Change Impacts, RECON Schedule Change, Addition of Dry Flare Connection, Fuel Gas Supply Transfer to Train 5 and East Meter Fuel Gas

PROJECT NAME: Sabine Pass LNG Stage 3 Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: May 4, 2015	CHANGE ORDER NUMBER: CO-00004 DATE OF CHANGE ORDER: February 18, 2016

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.	Per Article 6.1.B of the Agreement, Parties agree Bechtel will implement Department of Energy (DOE) efficiency standards for electrical transformers effective in 2016.

2.
Per Article 6.l.B of the Agreement, Parties agree Bechtel will be compensated for additional support, coordination, and oversight needed as its soil stabilization subcontractor, RECON, increases its work week to six days per week, twelve hours per day (6xl2’s).

3.
Per Article 6.1.B of the Agreement, Parties agree Bechtel will add a 6” 150# double block and bleed connection from the Stage 3 Dry Flare system. The location of this change is depicted in Exhibit A REV 01 of this Change Order.

4.
Per Article 6.1.B of the Agreement, Parties agree Bechtel will design and construct a tie-in location for the alternate supply of fuel gas for the Stage 3 GTGs upstream of a new actuated on-off valve on the proposed Transco-fed 36” East Meter Pipeline that will tie into the lntraplant Feed Gas line between Stages 1/2 and Stage 3. Additionally, Bechtel will include the GTG fuel gas supply to the Stage 3 GTGs in the Stage 3 scope. This work includes the GTG Fuel Gas Metering package, GTG Fuel Gas heaters, Associated valves, piping, tie-in, control valves, and instruments.

a.	The scope of this change is depicted in Exhibit B of this Change Order.

5.	The following payment milestones in Attachment C of the Agreement will be amended:
A. Payment Milestone: 9.05 - Start Work for Train 6 (site prep, rough grade)
    The milestone is hereby deleted.
B. Payment Milestone: 15.03 - 50% Complete of Train 6 (site prep, rough grade)
The milestone is hereby deleted.
C. Payment Milestone: 18.03 - Finish work for Train 6 (site preparation, rough grade)
The milestone is hereby deleted
D. Payment Milestone: 22.01 - Finish Work on Soil Stabilization
The value of this milestone is hereby amended to $***.

6.	The overall cost breakdown for these scopes of work are detailed in Exhibit C of this Change Order.

7.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit D of this Change Order.

Adjustment to Contract Price

The original Contract Price was	$2,987,000,000
Net change by previously authorized Change Orders (#0001-00041)	$(40,323,656)
The Contract Price prior to this Change Order was	$2,946,676,344
The Contract Price will be (increased) by this Change Order in the amount of	$5,480,631
The new Contract Price including this Change Order will be	$2,952,156,975

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified):

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary). N/A

Adjustment to Payment Schedule: Yes. See Exhibit D

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:
/s/ DV Contractor /s/ EL Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ Dena Volovar
Owner	Contractor
Ed Lehotsky	Dena Volovar
Name	Name
VP LNG Projects	Project Manager
Title	Title
March 21, 2016	February 22, 2016
Date of Signing	Date of Signing